UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2022

DIGITAL REALTY TRUST, INC.

DIGITAL REALTY TRUST, L.P.

(Exact name of registrant as specified in its charter)

Maryland	001-32336	26-0081711
Maryland	000-54023	20-2402955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5707 Southwest Parkway, Building 1, Suite 275 Austin, Texas	78735
(Address of principal executive offices)	(Zip Code)

(737) 281-0101

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	DLR	New York Stock Exchange
Series J Cumulative Redeemable Preferred Stock	DLR Pr J	New York Stock Exchange
Series K Cumulative Redeemable Preferred Stock	DLR Pr K	New York Stock Exchange
Series L Cumulative Redeemable Preferred Stock	DLR Pr L	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Digital Realty Trust, Inc.:	Emerging growth company ☐
Digital Realty Trust, L.P.:	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Digital Realty Trust, Inc.:	☐
Digital Realty Trust, L.P.:	☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

EVP, Strategic Advisor

Effective as of July 26, 2022, Executive Vice President, Strategic Advisor, David C. Ruberg’s employment with Digital Realty Trust, Inc. (the “REIT”) ended by mutual agreement in connection with the expiration of Mr. Ruberg’s Amended Management Agreement, dated as of January 4, 2021, with the REIT, DLR LLC (together with the REIT, the “Company”) and certain other parties (the “AMA”). Following the expiration of the AMA, Mr. Ruberg’s employment had been temporarily extended by mutual agreement of the Company and Mr. Ruberg and ended on July 26, 2022.

In connection with the foregoing, on July 25, 2022, the Compensation Committee of the Company’s Board of Directors (the “Committee”) approved, and on July 26, 2022, the Company and Mr. Ruberg entered into, a Transition and Consulting Agreement (the “Transition Agreement”), pursuant to which Mr. Ruberg will provide up to 10 hours of consulting services per week to the Company. The initial consulting period under the Transition Agreement will continue until June 30, 2023 and thereafter automatically will be extended for successive one-year periods unless either the Company or Mr. Ruberg elects to not extend the consulting period by providing at least 60 days advance written notice. Mr. Ruberg’s consulting relationship may not be terminated by either party during the consulting period, other than by the Company for “cause” (as defined in the Transition Agreement), by mutual agreement of the Company and Mr. Ruberg, by Mr. Ruberg for any reason, or by reason of a non-extension of the consulting period as described above.

Under the Transition Agreement, Mr. Ruberg’s outstanding Company equity-based awards will remain outstanding and eligible to vest during the consulting period in accordance with the applicable award agreements. In addition, the Transition Agreement provides that Mr. Ruberg will execute and deliver a general release of claims in favor of the Company. Mr. Ruberg is also subject to certain restrictive covenants under the Transition Agreement, including confidentiality and cooperation covenants, and non-competition and non-solicitation restrictions during the consulting period.

The foregoing description of the Transition Agreement is qualified in its entirety by the full text of the Transition Agreement, which will be filed as an exhibit to the Company’s and Digital Realty Trust L.P.’s combined Quarterly Report on Form 10-Q for the quarter ending June 30, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2022

EANNIE
Digital Realty Trust, Inc.

	By:	/s/ JEANNIE LEE
Jeannie Lee
Executive Vice President, General Counsel and Secretary

Digital Realty Trust, L. P.

	By:	Digital Realty Trust, Inc.
Its general partner

	By:	/s/ JEANNIE LEE
Jeannie Lee
Executive Vice President, General Counsel and Secretary